UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
      and
Item 3.02  Unregistered Sales of Equity Securities

Offerings of Notes and Common Stock

Effective as of June 30, 2009, China Broadband, Inc., a Nevada corporation (the “Company”), completed (i) a private financing of 5% Convertible Promissory Notes (the “Notes”), with gross proceeds and, in the principal amount of, $304,902 (the “Note Offering”) and (ii) a private financing of 2,000,000 shares of restricted Common Stock, par value $.001 of the Company (the “Common Stock”), at a purchase price of $.15 per share, for aggregate gross proceeds of $300,000 (the “Equity Financing”).  A description of both transactions follows.

Issuance of Notes and Waivers

Effective as of June 30, 2009, the Company entered into and consummated the Note Offering pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”) with 9 persons who were existing holders (the “Note Investors”) of Convertible Promissory Notes issued in January of 2008 (the “January 2008 Notes”),  pursuant to which the Company issued $304,902 principal amount of Notes to the Note Investors at face value.  The Notes accrue interest at 5% per year payable quarterly in cash or stock (with the first payment due September 30, 2009), are initially convertible at $.20 per share, and become due and payable in full on May 27, 2010.  The Company did not pay any placement agent or similar fees in connection with the Note Offering.

Waiver Letters

In addition, in connection with the Note Offering and the Equity Financing, the Company entered into a waiver letter (the “Waiver Letter”) with the all holders of January 2008 Notes (“Existing Note Holders”), pursuant to which, among other things, the conversion price of the January 2008 Notes were reduced from $.75 per share down to (i) $.20 per share (i.e. the same conversion price as the Notes in the Note Offering) for the Existing Note Holders that invested in the Notes (i.e. the Note Investors), and (ii) $.25 per share for those Existing Note Holders that did not reinvest in the new notes.  All of the Existing Note Holders waived certain anti dilution adjustments in respect of the contemplated Equity Financing or in respect of their Warrants which were issued to them in connection with the January 2008 Notes, which warrants remain exercisable at $.60 per share.

The Company also agreed, pursuant to the Waiver Letter, that if it raises capital in excess of $10,000,000 and up to $20,000,000 it will repay the January 2008 Notes, on a pari pasu basis based on principal amount outstanding, a minimum of 12.5% of the net proceeds raised and, that if it is successful in raising over $20,000,000, it will repay the January 2008 Notes, on a pari pasu basis based on principal, a minimum aggregate of 15.0% of the net proceeds raised, until repaid in full.

Exemption from registration of the Notes issued to the Note Investors is claimed under Section 4(2) of the Act and Rule 506 promulgated thereunder, based on, among other things, the representations made by each of the investors in the Note Purchase Agreement that include, among other things, a representation from each such purchaser that it or he is an “accredited investor” within the meaning of Regulation D promulgated under the Act and that such purchases were not made as part of a general or public solicitation or with a view towards distribution or resale of securities acquired in the financing.

The foregoing is a summary only of the Note Purchase Agreement, Note and Waiver Letter, all of which are filed herewith as exhibits to this Report and, the provisions of which are incorporated by reference herein.

Equity Financing; Issuance of Common Stock

In connection with completion of the Equity Financing, the Company entered into a Securities Purchase Agreement with three investors, for the sale of an aggregate of 2,000,000 shares, at a purchase price of $0.15 per share, for gross proceeds of $300,000.00.  The Company did not pay any placement agent or similar fees in connection with such financing.  As indicated above, the Existing Note Holders waived, in part, anti dilution rights with respect to this Equity Financing.

The foregoing is a summary only of the Stock Purchase Agreement, a form of which is filed herewith as an exhibit to this Report, the provisions of which are incorporated by reference herein.

Exemption from registration of the shares issued in the Equity Financing is claimed under Section 4(2) of the Act and Rule 506 promulgated thereunder, based on, among other things, the representations made by each of the investors in the Securities Purchase Agreement that include, among other things, a representation from each such purchaser that it or he is an “accredited investor” within the meaning of Regulation D promulgated under the Act and that such purchases were not made as part of a general or public solicitation or with a view towards distribution or resale of securities acquired in the financing.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: July 1, 2009	By:	/s/Marc Urbach
President

INDEX TO EXHIBITS

Exhibits	Description

4.1	Note Purchase Agreement between China Broadband, Inc., a Nevada corporation (the “Company”), and Certain note Holders, with respect to 5% Convertible Promissory Notes.
4.2	Form of 5% Convertible Promissory Note, issued as of June 30, 2009.
10.1	Form of Waiver Letter entered into between China Broadband, Inc. and certain existing note holders in connection with issuance of 5% Convertible Promissory Notes.
10.2	Form of Stock Purchase Agreement between the Company and certain investors, dated as of June 30, 2009.